Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Third Quarter 2026 Financial Results

Results for the Third Quarter of 2026:
•Net income attributable to Green Plains of $85.4 million, or EPS of $1.03 per diluted share
•Record adjusted EBITDA of $118.0 million, including $52.6 million from the base business and $65.4 million in 45Z production tax credit value net of discounts and other costs
•Strong operational execution, with 95% utilization across eight operating ethanol plants and record quarterly ethanol and corn oil yields supporting improved crush margins
•Cash flow from operating activities of $47.4 million through the third quarter of 2026
•Updated 2026 full-year guidance to $230 million to $250 million of adjusted EBITDA contribution from 45Z tax credit value net of discounts and other costs
•On October 29, 2026, executed agreement to monetize $250 million to $325 million of 2026 45Z production tax credits

OMAHA, Neb., November 5, 2026 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the third quarter of 2026. Net income attributable to the company was $85.4 million, or $1.03 per diluted share compared to net income attributable to the company of $11.9 million or $0.17 per diluted share, for the same period in 2025. Revenues were $496.0 million for the third quarter of 2026 compared with $508.5 million for the same period last year. Core operating profitability strengthened with adjusted EBITDA of $118.0 million compared to $52.6 million for the same period in the prior year.

“Green Plains delivered record operating performance across the platform in the third quarter, demonstrating the earnings power we’ve built across the business,” said Chris Osowski, President and Chief Executive Officer of Green Plains. “Following quarter-end, the execution of our 45Z monetization agreement marked another important milestone by providing greater visibility into converting that value into cash. Together, a stronger base business and increased financial flexibility position us to invest in our platform and pursue opportunities where we believe Green Plains can create additional value for shareholders.”

“Our strong cash position and free cash flow allow us to explore a variety of options, but our standards for deploying capital have not changed,” said Ann Reis, Chief Financial Officer of Green Plains. “Every opportunity will be evaluated against risk-adjusted returns, strategic fit, and its ability to create long-term value. We intend to remain disciplined and selective as we determine where the next dollar of capital can generate attractive returns.”
Results of Operations
Green Plains’ ethanol production segment sold 174.9 million gallons of ethanol during the third quarter of 2026, compared with 197.3 million gallons for the same period in 2025. The consolidated ethanol crush margin was $122.8 million for the third quarter of 2026, compared with $59.6 million for the same period in 2025. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, including intercompany marketing and agribusiness fees and excluding net nonethanol operating activities.
Consolidated revenues decreased $12.5 million for the three months ended September 30, 2026, compared with the same period in 2025, primarily due to lower revenues within our ethanol production segment primarily as a result of lower volumes sold driven by the disposition of our Obion, Tennessee plant, offset by higher volumes sold and weighted average selling prices on ethanol and renewable corn oil.
Net income increased $74.6 million and adjusted EBITDA increased $65.4 million for the three months ended September 30, 2026 compared with the same period last year primarily due to an increase of $42.3 million in Section 45Z production tax credits recorded net of discounts, other costs and selling, general and administrative expenses, higher margins in our ethanol production segment and $2.7 million lower selling, general and administrative expenses during the three months ended September 30, 2026. Interest expense decreased $39.7 million for the three months ended September 30, 2026 compared with the same period in 2025 primarily due to prior year loan fees related to the refinancing and extinguishment of the junior mezzanine notes, partially offset by higher debt balances associated with carbon sequestration equipment. Income tax expense was $0.7 million for the three months ended September 30, 2026, compared with income tax expense of $0.9 million for the same period in 2025.
During the first quarter of 2026, the company elected to early adopt ASU 2025-10, Accounting for Government Grants Received by Business Entities. Concurrently, the company elected to change its accounting policy related to the recognition of Section 45Z production tax credits. The change in accounting policy results in the recognition of Section 45Z production tax credits by analogy under the income model of ASU 2025-10, which results in a reduction of cost of goods sold in the statements of operations and recognition as production tax credits on the consolidated balance sheets. The company previously recorded the credits under ASC

740, Accounting for Income Taxes, which resulted in recognition within income tax benefit in the statements of operations and deferred income taxes, net in the consolidated balance sheets. The company determined that the income model under ASU 2025-10 is preferable because it better reflects the financial benefit of Section 45Z production tax credits netted against the costs to produce the low-carbon fuels that the tax legislation was meant to incentivize. The company determined that retrospective adjustment to prior period financials is required. The impact for the change in accounting policy resulted in $26.5 million of 45Z production tax credits being recorded as a reduction of cost of goods sold during the three and nine months ended September 30, 2025, with related reclassifications from income tax benefit in the statements of operations. Additionally, the company has reclassified balances previously reported as deferred income taxes, net, and other long-term liabilities to production tax credits on the consolidated balance sheets as of December 31, 2025.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage, and transportation of ethanol, distillers grains, Ultra-High Protein, and renewable corn oil, in addition to CCS operations at our three Nebraska plants and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, renewable corn oil, natural gas and other commodities.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Var.	2026	2025	% Var.
Revenues
Ethanol production	$454,443	$473,912	(4.1)%	$1,258,570	$1,498,837	(16.0)%
Agribusiness and energy services	46,707	40,789	14.5	144,858	182,149	(20.5)
Intersegment eliminations	(5,160)	(6,214)	(17.0)	(15,410)	(18,155)	(15.1)
	$495,990	$508,487	(2.5)%	$1,388,018	$1,662,831	(16.5)%
Gross margin
Ethanol production (1) (2)	$133,907	$69,066	93.9%	$309,864	$96,864	219.9%
Agribusiness and energy services	8,901	9,621	(7.5)	33,920	26,432	28.3
	$142,808	$78,687	81.5%	$343,784	$123,296	178.8%
Depreciation and amortization
Ethanol production	$22,779	$23,868	(4.6)%	$68,670	$67,821	1.3%
Agribusiness and energy services (3)	32	252	(87.3)	94	4,710	(98.0)
Corporate activities	763	848	(10.0)	1,896	2,384	(20.5)
	$23,574	$24,968	(5.6)%	$70,660	$74,915	(5.7)%
Operating income (loss)
Ethanol production (2) (4) (5)	$99,027	$30,895	220.5%	$209,426	$(20,873)	*
Agribusiness and energy services (3)	5,968	6,942	(14.0)	26,499	10,224	159.2
Corporate activities (6) (7)	(12,402)	22,553	*	(30,686)	(19,584)	56.7
	$92,593	$60,390	53.3%	$205,239	$(30,233)	*
Adjusted EBITDA
Ethanol production (2) (4) (5)	$122,268	$55,185	121.6%	$279,778	$44,761	*
Agribusiness and energy services	6,304	6,665	(5.4)	27,239	14,849	83.4
Corporate activities (6) (7)	(10,636)	22,745	*	(24,278)	(45,404)	(46.5)
EBITDA	117,936	84,595	39.4	282,739	14,206	*
Restructuring costs	—	2,709	*	—	21,815	*
Gain on sale of assets, net	—	(36,006)	*	—	(31,962)	*
Impairment of assets held for sale	—	—	—	—	10,724	*
Other expense (8)	—	2,025	*	—	2,025	*
(Gain) loss on sale of equity method investment	—	(800)	*	—	26,187	*
Proportional share of EBITDA adjustments to equity method investees	45	45	—	135	1,873	(92.8)
	$117,981	$52,568	124.4%	$282,874	$44,868	*
(1)Ethanol production includes $67.2 million and $183.7 million of Section 45Z production tax credits net of discounts and other costs for the three and nine months ended September 30, 2026, respectively, and $25.0 million of Section 45Z production tax credits net of discounts and other costs for the three and nine months ended September 30, 2025, recorded as a reduction of cost of goods sold.
(2)Ethanol production includes margins from a one-time sale of accumulated RINs of $22.6 million for the nine months ended September 30, 2025.
(3)Depreciation and amortization for agribusiness and energy services includes impairment of property and equipment of $3.1 million for the nine months ended September 30, 2025.
(4)Ethanol production includes $65.4 million and $179.3 million of Section 45Z production tax credits recorded net of discounts, other costs and selling, general and administrative expenses for the three and nine months ended September 30, 2026, respectively, and $25.0 million of Section 45Z production tax credits recorded net of discounts, other costs and selling, general and administrative expenses for the three and nine months ended September 30, 2025.
(5)Ethanol production includes impairment of assets held for sale of $10.7 million for the nine months ended September 30, 2025.
(6)Corporate activities includes $1.5 million and $13.5 million of restructuring costs for the three and nine months ended September 30, 2025, respectively, as a result of the company's cost reduction initiative, including severance related to the departure of its former CEO.
(7)Corporate activities include a pretax gain on sale of assets, net of $36.0 million and $32.0 million for the three and nine months ended September 30, 2025, respectively.
(8)Other expense includes non-cash expense related to the revaluation of liability-based warrants recorded in other, net on the consolidated statements of operations for the three and nine months ended September 30, 2025.
*Percentage variance not considered meaningful.

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Var.	2026	2025	% Var.

Ethanol production
Ethanol (gallons)	174,881	197,264	(11.3)%	509,777	586,163	(13.0)%
Distillers grains (equivalent dried tons)	357	417	(14.4)	1,042	1,247	(16.4)
Ultra-High Protein (tons)	49	71	(31.0)	152	205	(25.9)
Renewable corn oil (pounds)	64,174	72,345	(11.3)	180,982	201,839	(10.3)
Corn consumed (bushels)	58,619	66,601	(12.0)	171,979	198,177	(13.2)

Agribusiness and energy services (1)
Ethanol sold (gallons)	190,850	210,473	(9.3)	547,755	691,897	(20.8)

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended September 30,
	2026	2025

Ethanol production operating income	$99,027	$30,895
Depreciation and amortization	22,779	23,868
Adjusted ethanol production operating income	121,806	54,763
Intercompany fees, net
Intercompany fees and nonethanol operating activities, net (1)	1,013	4,845
Consolidated ethanol crush margin	$122,819	$59,608
(1) Includes certain nonrecurring decommissioning costs and nonethanol operating activities of ($2.5) million and $2.8 million for the three months ended September 30, 2026 and 2025, respectively.

Liquidity and Capital Resources
As of September 30, 2026, Green Plains had $225.1 million in total cash and cash equivalents, and restricted cash, and $290.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at September 30, 2026 was $477.7 million, including $22.7 million outstanding debt under working capital revolvers and other short-term borrowing arrangements.
Conference Call Information
On November 5, 2026, Green Plains Inc. will host a conference call at 4:30 p.m. Eastern time (3:30 p.m. Central time) to discuss third quarter 2026 operating results. Domestic and international participants can access the conference call by dialing 833.461.5787 and 585.542.9983, respectively, and referencing conference ID 198456298. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to restructuring costs, loss on sale of assets, impairment of assets held for sale, loss on sale of equity method investment and our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ: GPRE) is a leading producer of low-carbon biofuels and value-added products. The company operates a disciplined, performance-driven platform focused on maximizing yield, lowering carbon intensity, and delivering value to stakeholders. Built at scale and designed to perform across market conditions, Green Plains is focused on delivering consistent performance through operational excellence and disciplined execution. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed or new technologies being deployed; the failure to realize the anticipated selling, general and administrative expense savings from restructuring; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels, distillers grains, Ultra-High Protein, and renewable corn oil; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions, changes in government policies, and global political or economic issues; the financial condition of the company’s customers and counterparties; any non-performance by customers and counterparties of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws such as the One Big Beautiful Bill Act, tariffs, renewable fuel programs, tax credit programs, and low carbon programs; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; the results of any reviews, investigations or other proceedings by government authorities; the performance of the company; and other factors detailed in reports filed with the Securities and Exchange Commission (the “SEC”).

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$159,987	$182,319
Restricted cash	65,078	47,813
Accounts receivable, net	90,673	74,374
Inventories	146,910	148,095
Production tax credits	209,851	40,328
Prepaid expenses and other	14,701	18,117
Derivative financial instruments	20,120	11,494
Total current assets	707,320	522,540
Property and equipment, net	909,104	957,256
Operating lease right-of-use assets	62,725	63,849
Other assets	48,979	41,242
Total assets	$1,728,128	$1,584,887

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$88,809	$134,912
Accrued and other liabilities	59,154	39,427
Unearned revenue	27,346	27,401
Derivative financial instruments	15,153	7,901
Operating lease current liabilities	23,504	21,557
Short-term notes payable and other borrowings	22,686	33,584
Current maturities of long-term debt	69,731	3,924
Total current liabilities	306,383	268,706
Long-term debt	385,311	361,992
Operating lease long-term liabilities	40,343	43,648
Carbon equipment liabilities	13,278	104,217
Other liabilities	27,596	34,353
Total liabilities	772,911	812,916

Stockholders' equity
Total Green Plains stockholders' equity	955,170	766,247
Noncontrolling interests	47	5,724
Total stockholders' equity	955,217	771,971
Total liabilities and stockholders' equity	$1,728,128	$1,584,887

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues	$495,990	$508,487	$1,388,018	$1,662,831

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	353,182	429,800	1,044,234	1,539,535
Selling, general and administrative expenses	26,641	29,335	67,885	99,852
Gain on sale of assets, net	—	(36,006)	—	(31,962)
Depreciation and amortization expenses	23,574	24,968	70,660	74,915
Impairment of assets held for sale	—	—	—	10,724
Total costs and expenses	403,397	448,097	1,182,779	1,693,064
Operating income (loss)	92,593	60,390	205,239	(30,233)

Other income (expense)
Interest income	1,656	1,089	6,025	2,726
Interest expense	(8,090)	(47,763)	(27,705)	(70,575)
Other, net	88	(2,673)	756	(4,227)
Total other expense	(6,346)	(49,347)	(20,924)	(72,076)
Income (loss) before income taxes and income (loss) from equity method investees	86,247	11,043	184,315	(102,309)
Income tax (expense) benefit	(700)	(883)	1,869	(3,283)
Income (loss) from equity method investees, net of income taxes	25	814	59	(28,302)
Net income (loss)	$85,572	$10,974	$186,243	$(133,894)
Net income (loss) attributable to noncontrolling interests	136	(952)	720	(676)
Net income (loss) attributable to Green Plains	$85,436	$11,926	$185,523	$(133,218)

Earnings per share
Net income (loss) attributable to Green Plains - basic	$1.23	$0.17	$2.68	$(1.99)
Net income (loss) attributable to Green Plains - diluted	$1.03	$0.17	$2.27	$(1.99)

Weighted average shares outstanding
Basic	69,735	69,855	69,233	66,826
Diluted	85,505	77,869	85,063	66,826

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$186,243	$(133,894)
Noncash operating adjustments
Depreciation and amortization	70,660	74,915
Gain on sale of assets, net	—	(31,962)
Impairment of assets held for sale	—	10,724
Amortization of debt issuance costs and non-cash interest expense	1,960	9,691
Loss on extinguishment of debt	—	35,654
Deferred income taxes	(1,923)	5,983
Stock-based compensation	6,238	13,728
(Income) loss from equity method investees, net of income taxes	(59)	28,302
Other	(497)	9,125
Net change in working capital	(215,272)	21,257
Net cash provided by operating activities	47,350	43,523

Cash flows from investing activities
Purchases of property and equipment, net	(29,043)	(31,864)
Proceeds from the sale of assets	2,000	184,249
Proceeds from the sale of equity method investment	—	23,500
Investment in equity method investees	—	(4,909)
Net cash (used in) provided by investing activities	(27,043)	170,976

Cash flows from financing activities
Net payments - long term debt	(5,242)	(132,133)
Net payments - short-term borrowings	(10,898)	(96,286)
Net proceeds from product financing arrangement	—	20,895
Purchase of minority interests	(4,700)	—
Other	(4,534)	(4,745)
Net cash used in financing activities	(25,374)	(212,269)

Net change in cash and cash equivalents, and restricted cash	(5,067)	2,230
Cash and cash equivalents, and restricted cash, beginning of period	230,132	209,395
Cash and cash equivalents, and restricted cash, end of period	$225,065	$211,625

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$159,987	$135,903
Restricted cash	65,078	75,722
Total cash and cash equivalents, and restricted cash	$225,065	$211,625

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$85,572	$10,974	$186,243	$(133,894)
Interest expense	8,090	47,763	27,705	70,575
Income tax expense (benefit), net of equity method income taxes	700	890	(1,869)	2,610
Depreciation and amortization (1)	23,574	24,968	70,660	74,915
EBITDA	117,936	84,595	282,739	14,206
Restructuring costs	—	2,709	—	21,815
Gain on sale of assets, net	—	(36,006)	—	(31,962)
Impairment of assets held for sale	—	—	—	10,724
Other expense (2)	—	2,025	—	2,025
(Gain) loss on sale of equity method investment	—	(800)	—	26,187
Proportional share of EBITDA adjustments to equity method investees	45	45	135	1,873
Adjusted EBITDA	$117,981	$52,568	$282,874	$44,868

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) Other expense includes non-cash expense related to the revaluation of liability-based warrants recorded within other, net on the consolidated statements of operations for the three and nine months ended September 30, 2025.

Green Plains Inc. Contacts
Investors: Will Joekel, CFA | Vice President, Investor Relations and Treasurer | 402.952.4946 | will.joekel@gpreinc.com
Media: 402.884.8700 | media@gpreinc.com

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